UNITED STATES

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Bank of America Corporation

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2022 Annual Meeting of Shareholders Additional Solicitation Materials Bank of America Corporation

What would you like the power to do?® At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve Responsible Growth. Our values Deliver together Act responsibly Realize the power of our people Trust the team Our purpose To help make financial lives better, through the power of every connection Responsible growth We must grow and win in the market — no excuses We must grow with our customer-focused strategy We must grow within our risk framework We must grow in a sustainable manner Eight lines of business Serving the core financial needs of people, companies and institutional investors through eight lines of business

2021 Performance Highlights: Record net income of $32.0 billion, or $3.57 per diluted share, up from $17.9 billion or $1.87 per diluted share in 2020, driven by provision benefit and revenue growth, partially offset by higher expenses Revenue of $89.1 billion was up 4% driven by growth in noninterest income; primarily in investment and brokerage services and investment banking fees Noninterest expense of $59.7 billion, up 8% from $55.2 billion in 2020 Provision benefit of $4.6 billion, including a reversal of reserves built during 2020, reflecting macroeconomic and credit quality improvement Net charge-offs of $2.2 billion improved 46% from 2020, resulting in a historically low net charge-off ratio of 0.25% of average loans and leases Record liquidity $1.2T and $172B of CET1 capital Distributed nearly $32 billion to shareholders through an 8% increase in the dividend per share, and share repurchases 3 Decade-long focus on Responsible Growth drove strong 2021 results 2021 revenue 2021 net income Return on average common equity Return on average tangible common shareholders’ equity(1) 2021 CET1 ratio 2021 net payout ratio $89.1 billion $32.0 billion 12.2% 17.0% 10.6%(2) 99%(3) Bank of America Primary competitor group average U.S. G-SIB average All G-SIB average S&P 500 index Represents a non-GAAP financial measure. Return on average tangible common shareholders' equity measures our net income applicable to common shareholders as a percentage of average tangible common shareholders' equity. Return on average tangible common shareholders' equity is calculated as net income applicable to common shareholders of $30.6B divided by average common shareholders' equity of $249.8B, reduced by goodwill of $69.0B and intangible assets (excluding mortgage servicing rights) of $2.2B, net of related deferred tax liabilities of $0.9B. Management uses this measure to evaluate the Corporation's use of equity and to support overall growth objectives. Common equity tier 1 (CET1) capital ratio of 10.6% remains well above our 9.5% regulatory minimum requirement. Represents capital returned via common stock repurchases, net of repurchases to offset shares awarded under equity-based compensation plans, and dividends payments divided by net income available to common shareholders. Total Shareholder Return (TSR) as of 12/31/2021. 1-Year TSR(4)

Driving execution and growth across diversified business model in 2021 Deposits continued to grow and loans returned to near pre-pandemic levels Total Deposits ($B) Bank of America Ranked #1 in U.S. Retail Deposit Market Share(4) Total Loans and Leases ($B) Return of organic, pre-pandemic growth Solid client activity; consumer spending, net new checking accounts, net new wealth management households Continued investment in digital and physical delivery network, new technology, associates, and communities Strong digital enrollment and usage Focused expense management in tough operating environment Note: Amounts may not total due to rounding (1) Business segment results are reported on a fully taxable-equivalent (FTE) basis with remaining operations recorded in All Other with revenue of ($5.3) billion. (2) Total revenue, net of interest expense, on a GAAP basis is $89.1B and $89.5B on an FTE basis, a non-GAAP financial measure. Net interest income on a GAAP basis is $42.9B and $43.4B on an FTE basis. The FTE adjustment is $427M. Management believes that presentation of these items on an FTE basis allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. (3) Net income of $32.0B includes net income of $1.4B in All Other. (4) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. FY 2021 Revenue by Business Segment(1)(2) ($B) $89.5 36% 22% 22% 20% FY 2021 Net Income by Business Segment(3) ($B) $32.0 39% 14% 32% 15%

2021 saw a return to pre-pandemic organic growth

		2021	vs. 2019
Net New Consumer Checking Accounts		901K	+64%
Average Consumer Checking Account Balance		$10.4K	+37%
New Consumer Investment Accounts		525K	+24%
Total Preferred Rewards Enrolled Clients[1]		9.3M	+31%
Consumer and Small Business Digital Sales (units)		5.6M	+45%
Total Erica Interactions		427M	+476%
AUM Net Flows[2]		$73B	+173%
GWIM Net Loan Flows		$22B	+87%
GTS[3] FX[4]	Volume: Value:	19M $277B	+86% +30%
CashPro® App Payment Approvals[4]	Volume: Value:	8M $384B	+239% +140%
Commercial Committed Exposure		$1,131B	+6%
Investment Banking Fee Market Share[5]		6.4%	+35 bps
Global Markets Average Assets		$786B	+16%
Equities Sales & Trading Revenues (incl. DVA)		$6.4B	+43%

(1) As of November 2021. Includes clients in Consumer, Small Business, and Global Wealth and Investment Management (GWIM)
(2) AUM stands for Assets Under Management; represents Consumer and GWIM AUM flows
(3) GTS stands for Global Transaction Services
(4) Volume represents number of transactions; value represents notional dollars
(5) As per Dealogic data for the respective periods; includes self-led and asset-backed securities and mortgage-backed securities

5

For more information about our directors, see pages 9-22 of our 2022 Proxy Statement 50% are racially, ethnically, and gender diverse 93% are independent Fourteen highly engaged and diverse director nominees Range of tenure 6.9 years average tenure Nominee experience

The authority, duties and activities of our Lead Independent Director provide robust independent Board leadership and oversight Active, highly engaged Lead Independent Director The formalized list of duties of the Lead Independent Director codified in our Corporate Governance Guidelines does not fully capture Mr. Nowell’s active role as our Board’s independent leader. Among other things, he: Holds bi-monthly calls with our primary bank regulators. Regularly speaks with our CEO and holds calls at least monthly to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters. Attends meetings of all Board committees. In 2021, the Board and its committees held 46 meetings; Mr. Nowell held 14 executive session of the independent directors. Speaks with each Board member at least quarterly to receive input on Board agendas, Board effectiveness, Board planning matters, and other related topics of management oversight. Meets at least quarterly with management members, including our CEO, our Chief Risk Officer, our Head of Global Compliance and Operational Risk, and our Chief Human Resources Officer. Plays a leading role in our shareholder engagement process, representing our Board and independent directors in investor meetings and providing information from those investor meetings to our Board. Since being named the Lead Independent Director Successor in fall 2020, Mr. Nowell has participated in over 70 investor meetings, with shareholders holding more than one third of Bank of America’s outstanding shares. Lead Independent Director, Bank of America Corporation Former Senior Vice President and Treasurer, PepsiCo, Inc. Age: 67 Director Since: January 2013 Lionel L. Nowell III Mr. Nowell was named as the successor to our retiring Lead Independent Director in the fall of 2020, and assumed his role as Lead Independent Director in April 2021. For more information about our Board leadership structure, see pages 24-25 of our 2022 Proxy Statement

Performance aligned to tenets of Responsible Growth Grow and win in the market Grow with our customer-focused strategy Grow within our Risk Framework Grow in a sustainable manner Performance considerations Company, line of business, and individual performance (financial and non-financial measures) ESG and human capital performance, including diversity and inclusion Manner in which results are achieved How we build trust and credibility in the communities we serve, and represent a company that people want to work for, invest in, and do business with Accountability in driving a strong risk management culture and other core values of our company Company performance year-over-year relative to established risk metrics Company performance relative to peers Strong earnings and shareholder returns and how, in 2021, we delivered the organic growth we saw prior to the COVID-19 pandemic Pay-for-performance compensation philosophy As part of the compensation decisions, the Compensation and Human Capital Committee evaluates the relevant facts and circumstances so it may judiciously assess pay for performance alignment, potentially resulting in an increase or decrease to compensation. Compensation decisions are generally determined on a year-over-year basis without preset target levels of total compensation, without assigning weightings, and without formulaic benchmarking. The Committee believes this use of business judgment is in the best interests of shareholders, customers/clients, employees, and the communities we serve as it enables the Committee to appropriately respond to qualitative factors in our Responsible Growth and the dynamic nature of our businesses and industry. Historical “Say on Pay” votes Performance evaluation and incentive compensation decisions A balanced and disciplined approach Performance Restricted Stock Units (PRSUs) Re-earn subject to 3-year performance of average return on assets and average growth of adjusted tangible book value; value subject to 3-year stock price performance; awards are stock-settled and subject to holding requirements Time-Based Restricted Stock Units (TRSUs) Value subject to 4-year stock price performance; awards are stock-settled and subject to holding requirements Variable pay subject to ongoing performance measurement Cash Pay Component Equity Pay Components Annual Cash Incentive – except CEO Tracks stock price performance over 1-year vesting period – CEO only Cash-Settled Restricted Stock Units (CRSUs) – CEO Only Provides short-term variable pay for the performance year for named executive officers other than the CEO For more information about Executive Compensation, see pages 54-69 of our 2022 Proxy Statement

To drive Responsible Growth, our growth must be sustainable We grow in a sustainable manner by: sharing our success with the communities we serve, including through our wide-ranging ESG activities; being a great place to work for our teammates; and driving operational excellence so that we can continue to invest in our employees and our capabilities. Our Board actively oversees our drive for Responsible Growth through comprehensive ESG-governance and oversight practices For more information about our ESG leadership, see pages 7-8 and 38-47 of our 2022 Proxy Statement

To grow in a sustainable manner, we share our success with our communities 1 Based on estimated number of affordable housing units at the time of credit application; these numbers were not updated to reflect actual once the project was completed.

To grow in a sustainable manner, we seek input from independent third parties offering a diversity of perspectives and subject matter expertise Example of our engagement: Progress toward reducing banking fees. Since 2010, we have engaged with our NCAC advisors for their guidance and feedback on the many steps we have taken to empower our consumer and small business clients to bank with greater confidence and reduce overdraft usage. Their input helped inform our 2022 announcement of significant changes to our overdraft services. 2010 Eliminated overdraft fees for consumer clients when using debit cards at the point of sale 2011 Introduced courtesy low balance alerts 2014 Launched the SafeBalance “no overdraft fee” account 2017 Eliminated the extended overdrawn balance charge 2020 Created Balance Assist, a low-cost solution to manage short-term liquidity needs 2021 Launched Balance Connect™ for overdraft protection 2022(1) February: Eliminate non-sufficient funds fees; remove ability for clients to overdraw their accounts at the ATM May: Reduce overdraft fees from $35 to $10; eliminate Balance Connect™ for overdraft protection transfer fee (1) Announced January 2022; timing subject to change Key milestones We seek advice from a wide range of experts We convene with shareholders, industry leaders, consumer advocates, community advisors, thought leaders, and other stakeholders for their advice and guidance in shaping our policies and practices, and engage with our stakeholders in important assessments that identify and promote progress. Our Global Advisory Council is an advisory board consisting of internationally recognized business, academic, and public policy leaders who assist us on global strategy. Members offer advice on our company’s global engagement and provide a wide range of perspectives on local market trends around the world. Our National Community Advisory Council or NCAC, a forum we established in 2005, is made up of senior leaders from social justice, consumer advocacy, community development, environmental, research, and other advocacy organizations from whom we solicit independent external perspectives, guidance, and feedback on our business policies, practices, products, and services, including: Consumer Products and Retail Inform the product development of SafeBalance Banking®, Affordable Loan Solution™, Better Money Habits™, Balance Assist™, and our recent overdraft service changes. (See example in right column.) Workforce and Jobs Piloting and subsequent expansion of Latinos in Finance. Additionally, NCAC partners provided input on our Pathway's initiative. Racial Equality and Economic Opportunity Input on the development of our $1.25 billion five-year commitment to advance racial equality and economic opportunity. Environmental Commitments Providing counsel on how we deliver on and work to achieve net zero greenhouse emissions. Sustainable Finance Contributed to the innovation and development in sustainable finance, including our leading $2 billion portfolio of loans, deposits, and investments in CDFIs.

Support clients in their low-carbon transition Sustainable Finance goal; Client engagement; Carbon neutrality advisory Assess & manage climate-related risks Establish rigorous risk management program that advances the use of climate risk factors to enhance preparedness for a low-carbon, climate resilient future Minimize BAC’s impact on the climate: net zero by 2050 Achieve net zero GHG emissions in our financing activities, operations and supply chain; set reduction goals & strategies To grow in a sustainable manner, we drive ESG leadership through our focus on environmental sustainability Building on our longstanding support for the Paris Agreement, in 2021 we announced our commitment to achieve net zero greenhouse gas (GHG) emissions in our financing activities, operations, and supply chain before 2050 Tracking progress towards achieving our net zero goal includes establishing the baseline for emissions associated with our financing activities (financed emissions); in April 2022, plan to announce our first set of emission reduction targets for energy, power, and auto manufacturing portfolios Joined the Partnership for Carbon Accounting Financials or PCAF in 2020 and, in collaboration with 15 other financial institutions, helped develop a consistent methodology to assess and disclose financed emissions Helped launch Net-Zero Banking Alliance or NZBA in April 2021, which outlines guidelines for banks to achieve net zero GHG emissions, including requirements for setting long-term and interim targets using science-based scenarios Climate risk oversight begins with our Board, which actively oversees our drive for Responsible Growth through comprehensive ESG-governance and oversight practices Our governance framework establishes oversight of climate risk practices and strategies by the Board, supported by its Corporate Governance, ESG, and Sustainability Committee and Enterprise Risk Committee, as well as the Management Risk Committee and the management-level Global ESG Committee Our Environmental and Social Risk Policy Framework aligns with our Risk Framework and provides additional clarity and transparency regarding our approach to environmental and social risks, including climate risk Our Task Force on Climate-Related Financial Disclosures Report or TCFD Report published in 2020 provides information regarding the potential financial risks of climate change to our businesses and how we are managing those risks; we plan to update this report in 2022 We engage with our clients to support their transitions to net zero GHG emissions and plan to establish interim emissions reduction targets for high-emitting portfolios, including energy and power, to help our clients make progress on their plans In 2021, we announced a goal to deploy $1 trillion by 2030 to accelerate the transition to a low-carbon, sustainable economy by providing lending, capital raising, advisory and investment services, and by developing other client-driven financial solutions Broader $1.5 trillion sustainable finance goal to support both environmental transition and social inclusive development, which spans business activities across the globe, aligned to United Nations’ Sustainable Development Goals

Our Net Zero Commitment We continue to make progress on our strategy to support and finance the transition to an environmentally sustainable, low-carbon economy. In 2021, we announced our goal to achieve net zero greenhouse gas (GHG) emissions in our financing activities, operations, and supply chain before 2050. Air travel emissions To maintain carbon neutrality in our operations, we offset a small amount of our Scope 1 and Scope 2 emissions as well as all Scope 3 emissions related to employee travel by purchasing third-party verified carbon credits. We recognize air travel generates a significant amount of GHG emissions. To reduce air travel emissions, we recently announced that we will support the financing, production, and use of 1 billion gallons of sustainable aviation fuel (SAF) by 2030. We have committed to support these efforts through financing, investment, capital markets and procurement activities. Our commitment includes $2 billion in financing and capital deployment and 20% use of SAF for corporate and commercial flights, including 100% of our corporate aircraft fuel usage. To grow in a sustainable manner, we focus on minimizing our impact on the climate and supporting clients in their low-carbon transition Financed emissions In line with our PCAF and NZBA commitments: We expect to begin to disclose financed emissions no later than 2023 We expect to set 2030 targets for the significant majority of financed emissions in our portfolio by 2024 We plan to establish interim emissions reduction targets for high-emitting portfolios, and announce our first set of emission reduction targets for energy, power and auto manufacturing in April, 2022 To complement these targets, we are also reviewing opportunities to enhance our policies related to the support we provide our energy and power clients as we work with them to help finance their transition. In line with our NZBA commitments, we plan to regularly review our targets so that they remain consistent with current climate science. Information on how we approach climate change-related risk and opportunities is available in our TCFD Report. We plan to issue a new TCFD Report in 2022 with updates on progress towards our net zero commitment.

To grow in a sustainable manner, we make our company a great place to work 55% of our Management Team is diverse,(1) including 32% women Since 2015, our representation of teammates of color in the top three management levels increased +60% People of color in all management positions increased +41% since 2015 50% of our global workforce are women and 49% people of color Since 2009, representation of people of color in our Campus classes increased +47% Since 2015, we’ve seen improvements in representation of Asian, Black/African American and Hispanic/Latino teammates across key categories like management levels 1– 3, managers, executive/senior level and mid-level. See our Human Capital Management update, which includes our updated EEO-1 data, for additional details on being a great place to work. Workforce diversity We hold ourselves accountable for increasing diverse representation by disclosing our employment metrics, measuring progress across top management levels, making managers responsible for driving advancement on their teams, and building a robust pipeline of emerging talent through recruitment and partnerships at campuses across the world. In 2021, five new members were added to the senior management team, including three women, further strengthening diversity at the most senior levels. Our new management team is more diverse than ever before in the company’s history — it now includes seven women, two Black/African American, two Asian and one Hispanic/Latino leaders. Includes women and people of color; CEO included with Director nominees on page 6 Sharing Success compensation awards are in addition to our standard annual compensation and bonus awards Recognizing and rewarding teammate performance Equal pay for equal work. We conduct rigorous analyses with outside experts to examine individual employee pay before year-end compensation decisions are finalized, and we adjust compensation where appropriate. Results of review in 2021 show that compensation received by women on average more than 99% of that received by men, and compensation received by people of color in the U.S. on average more than 99% of that received by non-people of color employees. $25 by 2025. We are a national and industry leader in establishing an internal minimum rate of pay above all mandated minimums for our U.S. hourly employees, and have made regular increases over the past several years. In May 2021, we announced we will increase our minimum hourly wage for U.S. employees to $25 by 2025, and took the first step in October 2021 by increasing our minimum pay to $21. Sharing Success awards.(2) For the fifth year since 2017, we recognized our teammates with Sharing Success compensation awards. Most awards are in the form of company common stock, providing the opportunity to further share in our company ’s long-term success, and align interests with shareholders. ~97% of employees globally received an award in 2022 Invested nearly $3.3B in awards since 2017 For more information about our activities to be a Great Place to Work, see pages 8 and 43-47 of our 2022 Proxy Statement

Our Board regularly reviews and renews its composition through thoughtful evaluation, and has continually enhanced the succession planning and selection process Our nominees reflect the Board’s commitment to identify, evaluate, and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders Our compensation program pays for performance over the long-term, as well as on an annual basis Compensation considerations drive Responsible Growth and help align executive officer and shareholder interests Comprehensive performance evaluation based on multi-faceted performance assessment ensures that incentive compensation decisions reflect risk management and pay for performance philosophy Our Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2022 Our Board is seeking shareholders’ ratification of PwC’s appointment Our Board requests your support for the following proposals # 1 – FOR Election of 14 directors # 2 – FOR Advisory “Say on Pay” vote # 3 – FOR Ratifying the appointment of our independent registered public accounting firm for 2022

Our Board believes that the Delaware Exclusive Forum Provision is in the best interest of the company and our shareholders. Having Delaware as the designated forum for a narrowly tailored set of specified lawsuits provides a streamlined, efficient, and organized process for resolving these particular actions. On February 22, 2022, following extensive engagement with our shareholders, our Board adopted an amendment to our Bylaws to specify that the sole and exclusive forum for certain legal actions involving the company shall be the Court of Chancery of the State of Delaware, unless the company consents in writing to the selection of an alternative forum. The Board is asking our shareholders to ratify its decision to amend the Bylaws to provide for the Delaware Exclusive Forum Provision. Following extensive review, the Board believes the Delaware Exclusive Forum Provision protects shareholders’ rights, is an appropriate risk mitigation measure, is narrowly tailored to apply to only the specified claims, is consistent with the majority practice of S&P 100 and S&P 500 companies incorporated in Delaware, and is in shareholders’ and the company’s best interests. Exclusive forum provisions are very prevalent for large U.S. companies: Among companies incorporated in Delaware, 64% of S&P 500 and 63% of S&P 100 companies have adopted exclusive forum provisions. In the event a majority of shareholder votes cast vote against ratifying the Delaware Exclusive Forum Provision, the Board will amend our Bylaws to remove the Delaware Exclusive Forum Provision. For more information about this proposal #4, see pages 85-86 of our 2022 Proxy Statement Our Board requests your support for the following proposal # 4 – FOR Ratifying the Delaware Exclusive Forum Provision in our Bylaws

Through our commitment and actions, our company has a demonstrated long-standing record of promoting civil rights, racial equality and nondiscrimination, and advancing economic opportunity, within our company and in our communities, all in pursuit of Responsible Growth that is sustainable; We have numerous ongoing relationships with independent third parties, including our National Community Advisory Council, who bring a range of perspectives to provide counsel and input on our racial equality commitments and actions, and to hold us accountable through review of our work; Our work is subject to Board oversight and governance, and we provide transparency to shareholders and stakeholders about our products, services, and business practices; We have engaged with investors to understand the types of information useful to them in assessing risks related to our impacts on civil rights and nondiscrimination, and we responded with additional disclosures; and Our shareholders, employees, customers, and communities are well served by our continuous, transparent, and holistic pursuit of Responsible Growth that includes continued engagement and progress on racial equality, civil rights, and nondiscrimination. The Board believes the moment-in-time audit requested by the proposal will not provide helpful information to investors.` Our Board recommends a vote against the following shareholder proposals # 5 – AGAINST Civil Rights and Nondiscrimination Audit Proponent: The National Center for Public Policy Research # 6 – AGAINST Adopt a Policy to Cease Financing New Fossil Fuel Supplies Proponent: Sada Geuss, c/o Trillium Asset Management We engage and partner with clients across energy, power, and other fossil fuel intensive sectors to share our expertise and perspectives, create positive and constructive dialogues with key stakeholders, and encourage and influence clients to consider their role in the transition to a low-carbon economy; We are committed to achieving net zero emissions from our operations, supply chain, and financing activities before 2050, in alignment with the Paris Agreement and climate science; We are dedicated to supporting low-carbon energy sources through our lending, investments, products and services, and operations; We have implemented a comprehensive environmental and social risk framework and robust mechanisms for managing environmental, social, and financial risks across our enterprise; and Our Board believes the policy requested by the proposal is unnecessary in light of our commitment to financing a low-carbon environment, our robust risk management programs and policies, and our net zero commitment. # 7 – AGAINST Report on Charitable Donations Proponent: National Legal and Policy Center We align our policies, practices, products, and programs, including our philanthropic initiatives, to deliver Responsible Growth; Our philanthropic initiatives are focused on sharing our success with our communities; We already provide extensive disclosure about our philanthropic activities on our company’s website, including information “by the numbers”; and Given our existing disclosures on Responsible Growth and philanthropic activities, the requested report is unnecessary.

Cautionary Information and Forward-Looking Statements This supplemental material contains certain statements regarding Responsible Growth and environmental, social, and governance information and opinions, including metrics, goals, and commitments, and sustainability strategy (ESG Information). Such statements regarding Responsible Growth and ESG Information are not guarantees or promises that such metrics, goals, or commitments will be met and are based on current goals, commitments, estimates, assumptions, developing standards, and methodologies, and currently available data, which continue to evolve and develop. Additionally, certain statements contained in this supplemental material may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, including statements about our future financial performance and business, Responsible Growth and ESG Information, which may evolve over time. We use words such as “anticipates,” “believes,” “expects,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our 2021 Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. We undertake no obligation to update or revise any forward-looking statements. Any website references are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this supplemental material.